TCBI Q3 2017 Earnings October 18, 2017

Certain matters discussed within or in connection with these materials may contain “forward-looking statements” as defined in federal securities laws, which are subject to risks and uncertainties and are based on Texas Capital’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. A number of factors, many of which are beyond our control, could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the credit quality of our loan portfolio, general economic conditions in the United States and in our markets, including the continued impact on our customers from declines and volatility in oil and gas prices, the impact on our loan and deposit portfolios as a result of Hurricanes Harvey and Irma, rates of default or loan losses, volatility in the mortgage industry, the success or failure of our business strategies, future financial performance, future growth and earnings, the appropriateness of our allowance for loan losses and provision for credit losses, the impact of increased regulatory requirements and legislative changes on our business, increased competition, interest rate risk, the success or failure of new lines of business and new product or service offerings and the impact of new technologies. These and other factors that could cause results to differ materially from those described in the forward-looking statements, as well as a discussion of the risks and uncertainties that may affect our business, can be found in our Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this presentation. Texas Capital is under no obligation, and expressly disclaims any obligation, to update, alter or revise its forward-looking statements, whether as a result of new information, future events or otherwise. 2

3 Opening Remarks & Financial Highlights Core Earnings Power Strong Balanced Growth Credit Quality • Strong traditional LHI growth in Q3-2017 • Continued seasonally strong Mortgage Finance balances and ramp in MCA • Improvement in deposits from Q2-2017 with current levels indicative of more efficient use of earning assets • Benefit of increase in rates as expected with growth in total loans and higher yields in traditional LHI • Significant growth in net revenue; 11% from Q2-2017 and 22% from Q3-2016 • Operating leverage improvement • Efficiency Ratio of 51.4% and ROE of 11.20% with seasonally strong Mortgage Finance and contribution of new/expanding LOBs • NCOs for Q3-2017 $10.7 million, or 30 bps with $6.3 million related to energy • Credit metrics improving • Q3-2017 provision of $20 million, higher than Q2-2017 level as a result of provision for Hurricanes Harvey and Irma as well as growth in traditional LHI growth Operating Results Net Income $58.7 million EPS $1.12 ROE CE 11.20% Total LHI $20.5 billion Total Deposits $19.1 billion

4 Hurricane, Energy and Retail Update Hurricane Exposure • Provision of $4.5 million and incremental expenses of approximately $700,000 included in Q3-2017 • Traditional LHI client impact has been minimal, but continuing to monitor as some grade migrations could occur • Mortgage Finance exposure minimal, with more precise determinations still underway on MCA • For MCA, less than $4 million related to Harvey that may have damage or have requested payment deferral, and total Irma exposure of less than $7 million but still being evaluated Energy Exposure • Outstanding energy loans represented 6% of total loans, or $1.2 billion, at Q3-2017 compared to $1.1 billion at Q2-2017 • Addition of new loans improves composition and quality of total portfolio as problem assets are resolved • Strong reserve position relative to criticized assets and total energy portfolio ‐ Allocated reserve of $52.7 million represents 4% of energy loans and 41% of criticized energy loans ‐ $6.3 million of energy net charge-offs in Q3-2017 previously reserved • Decrease in energy non-accruals ‐ Non-accruals $81.6 million at Q3-2017 compared to $82.6 million at Q2-2017 and $129.3 million at Q3-2016 ‐ Criticized energy loans decreased to 10% of energy loans at Q3-2017 from 12% at Q2-2017 and 25% at Q3-2016 ‐ Total criticized energy loans at Q3-2017 $125.4 million, down from a high of $259.7 million at Q3-2016 Retail CRE and Commercial Exposure • No significant changes in direct exposure levels since year-end, up $18 million to $787 million, split between C&I and CRE • Focus is concentrated in strip centers and personal services in strong markets and sub-markets • Loans are generally smaller transactions with modest advance rates • Total criticized of $4.3 million, none of which are on non-accrual

9 ,4 7 9 1 1 ,9 4 7 6 ,6 3 5 1 2 ,4 4 7 - 2,000 4,000 6,000 8,000 10,000 12,000 14,000 Texas Regions National Businesses $ M il li on s Loans Deposits 5 Update on Geographic Diversification Note: (1) Texas Regions loan balances include balances from the Energy business (2) Unemployment data through August 31, 2017 • While cities directly involved in the oil/gas industry are more exposed to the energy downturn, Texas as a whole and TCBI markets are more resilient, due to improvement in its economic diversification, corporate relocations and strong population growth • Many of our national lines of business have been operating for many years, increasing our geographic diversification as each gained additional market share • National Business balances include Mortgage Finance, Builder Finance, Lender Finance, Public Finance, ABL, Franchise Finance, BDCF and national depository businesses • Our national LOBs include Texas clients, but Texas clients represent less than 20% of their total business Major Texas Metro Areas Unemployment Rate(2) Austin-Round Rock 3.4% DFW-Arlington 3.9% Houston metro 5.2% San Antonio 3.7% (1)

Net Interest Income & Margin 6 • Net interest income increase of 12% from Q2-2017 • Increase in traditional LHI yield of 20 bps, despite impact of significant growth • Growth in total MFLs decreased NIM with an increase in NII • Less than $850 million in loans subject to floors, down over $120 million compared to Q2-2017 • Average Liquidity Assets 11% of average earning assets at Q3-2017 compared to 12% at Q2-2017 Quarterly Change NII ($MM) NIM (%) $183.0 Q2 2017 3.57% 20.5 Increase in loan balances - 6.5 Increase in loan yields (including impact of loan fees) .12 2.0 Increase in day count - - Increase in contribution from free funds .07 (2.6) Mix shift in earning assets (.08) (5.0) Increase in funding costs (.09) $204.3 Q3 2017 3.59% Earning Asset & Margin Trends NIM Highlights $17.5 $17.8 $16.6 $18.2 $20.1 $3.6 $4.1 $3.6 $2.5 $2.7 3.14% 3.11% 3.29% 3.57% 3.59% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 7.00% 8.00% 9.00% $- $5.0 $10.0 $15.0 $20.0 $25.0 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 P or tfo li o B al an ce s ($B ) Loans Other Earning Assets NIM

Loan Growth 7 • Broad-based growth in average traditional LHI – Growth of $709.2 million (5%) from Q2-2017 and $1.8 billion (15%) from Q3-2016 • Strong growth at end of the quarter; period-end balance $400.4 million higher than Q3-2017 average balance • Increase in average MFL balances of $1.0 billion from Q2-2017, building on Q2-2017 levels; benefit of change in participations program with higher retained balances • Average total MFLs represent 29% of average total loans at Q3-2017 compared to 25% in Q2-2017 and 31% at period end Growth Highlights Average Balance Trends ($B) Total Loan Composition ($21.4Billion at 9/30/17) $12.6 $12.7 $13.0 $13.7 $14.4 $5.1 $5.3 $3.8 $4.7 $5.9 4.34% 4.39% 4.53% 4.72% 4.92% -5.00% -3.00% -1.00% 1.00% 3.00% 5.00% $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 $22.0 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 Po rt fo lio B al ances ($ B ) LHI (excl. MFLs) Total MFLs LHI (excl. MFL) Yield Business Assets 30% Energy 4% Highly Liquid Assets 2% Total Mortgage Finance 31% Other Assets 4% Comml R/E Mkt. Risk 15% Residential R/E Mkt. Risk 6% Owner Occupied R/E 5% Unsecured 3%

Deposit Growth 8 Average Balance Trends ($B) Funding Costs • Core funding costs – deposit costs increased 9 bps from .38% at Q2-2017 to .47% at Q3-2017 • Borrowing costs increased in line with short-term rates and dedicated to funding of MFLs • Deposit focus on cost-effective growth and better utilization of liquidity build ‐ Increase in linked quarter deposits with liquidity at high level with much improved earning asset composition ‐ Slightly higher liquidity unfavorable to NIM in Q3-2017, but minimal impact on NIM and NII; expect fluctuations from quarter to quarter based on timing of deposit growth relative to total loan growth ‐ Significant asset sensitivity with composition and duration of low-cost funding Growth Highlights $9.0 $9.5 $9.4 $9.4 $10.3 $8.8 $9.1 $7.5 $7.9 $8.8 $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 Q3 2016 Q4 2016 Q1 2017 Q2 2017 Q3 2017 D ep osit B ala nc es ( $B ) Interest-Bearing Deposits DDAs 0.20% 0.22% 0.32% 0.38% 0.47% 0.29% 0.31% 0.40% 0.48% 0.56% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 0.70% Q3 2016 Q4 2016 Q1 2017 Q2 2017 Avg Cost of Deposits Total Funding Costs

Non-interest Expense 9 Quarterly Change NIE - Efficiency Non-interest expense ($MM) Increase/ (Decrease) Q2 2017 $111.8 Salaries and employee benefits – FAS 123R (includes stock price changes) 1.7 Salaries and employee benefits – non-LTI incentives and annual incentive pool 1.3 Salaries and employee benefits – continued build out 1.4 FDIC assessment 1.6 Communications and technology – technology write-off in Q2 (5.3) Legal and professional – can vary from quarter to quarter (.7) Servicing related expenses 1.2 All other – includes occupancy, technology, marketing 1.8 Q3 2017 $114.8 • Increase in 123R expense –$1.7 million • Expected expense for 2017 approximately $21 million; up $2 million from previously reported $19 million as a result of significant increase in stock price in Q3-2017 • Q3-2017 expense of $6.1 million compared to $4.4 million in Q2-2017; Q4-2017 expense expected to be consistent with Q3-2017 level • Annual incentive accrual ramps in line with plan progress and Q3 generally higher than Q2 • Improvement in Efficiency Ratio to 51.4% driven by improvement in Net Revenue • Growth in traditional LHI and MF • Improvement in core expense growth and ratio compared to 11% growth in net revenue • Fluctuation in FDIC expense as a result of benefit in Q2-2017 of lower assets levels earlier in 2017

Asset Quality 10 • Total credit cost of $20.0 million for Q3-2017, compared to $13.0 million in Q2-2017 and $22.0 million in Q3-2016 • NCOs $10.7 million, or 30 bps, in Q3-2017 compared to $ 12.4 million, or 36 bps, in Q2-2017 and 24 bps in Q3-2016 • NPL ratio reduced to .58% of total LHI • $6.3 million in charge-offs related to energy; energy NPLs at $81.6 million for Q3-2017 compared to $82.6 million in Q2-2017 and $129.3 million in Q3-2016 Asset Quality Highlights Non-accrual loans Q3 2017 Commercial $ 116,387 Construction – Real estate 1,818 Consumer – Equipment leases – Total non-accrual loans 118,205 Non-accrual loans as % of LHI excluding MF .80% Non-accrual loans as % of total LHI .58% OREO 18,131 Total Non-accruals + OREO $ 136,336 Non-accrual loans + OREO as % of loans excluding MF + OREO 0.92% Reserve to non-accrual total LHI 1.5x NCO / Average Traditional LHI Combined Reserves/ Trad’l LHI 1.09% 1.06% 1.28% 1.38% 1.28% 0.07% 0.07% 0.10% 0.38% 0.28% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% 1.40% 2013 2014 2015 2016 YTD 2017

Performance Summary - Quarterly 11 (in thousands) Q3 2017 Q2 2017 Q1 2017 Q4 2016 Q3 2016 Net interest income $ 204,361 $ 182,959 $ 163,359 $ 171,223 $ 166,739 Non-interest income 19,003 18,769 17,110 18,835 16,716 Net revenue 223,364 201,728 180,469 190,058 183,455 Provision for credit losses 20,000 13,000 9,000 9,000 22,000 Non-interest expense 114,830 111,814 106,094 106,523 94,799 Income before income taxes 88,534 76,914 65,375 74,535 66,656 Income tax expense 29,850 25,819 22,833 26,149 23,931 Net income 58,684 51,095 42,542 48,386 42,725 Preferred stock dividends 2,438 2,437 2,438 2,437 2,438 Net income available to common shareholders $ 56,246 $ 48,658 $ 40,104 $ 45,949 $ 40,287 Diluted EPS $ 1.12 $ .97 $ .80 $ .96 $ .87 Net interest margin 3.59% 3.57% 3.29% 3.11% 3.14% ROA .99% .96% .83% .85% .78% ROE 11.20% 10.08% 8.60% 10.82% 10.20% Efficiency 51.4% 55.4% 58.8% 56.0% 51.7%

2017 Outlook 12 Business Driver 2017 Outlook v. 2016 Results Comments & Changes since September 18, 2017 Average LHI Low double-digit percent growth – Average LHI – Mortgage Finance $3.6 to $4.0 billion average for Q4-2017 Increased from $3.6 to $3.8 billion average for final 6 months of 2017, with Q3-2017 average over $4 billion Loans held for sale (MCA) $900 million average – Average Deposits Mid-single digit growth – Net Revenue Mid- to high-teens percent growth Increased from mid-teens percent growth Net Interest Margin 3.35% to 3.45% – Provision Expense Low- to mid-$50 million level – NIE Low- to mid-teens percent growth Increased from low-teens percent growth Efficiency Ratio Low- to mid-50s –

Closing Comments • Exceptional earnings and improved profitability metrics • Positive start for Q4-2017 loan growth and in line with full year guidance • Deposit growth improving and more balanced with loan growth; more effective utilization of liquidity and capital • Strong asset sensitivity even with prospect of shift in deposit composition with rising rates • Credit metrics improving and especially good on non-energy portfolio; we remain comfortable with energy portfolio and reserve position • Modest provision related to Hurricanes as some grade migration could occur • Provision guidance based on pace of growth and no adverse change in economic outlook • Focus on ROE • Increase in contribution from new/expanded businesses • Slowing in pace of NIE growth • Increase in operating leverage with reduction in Efficiency Ratio in 2018 • Contributions of new/expanding LOBs with emphasis on top quartile, risk-adjusted returns 13

Q&A 14

Appendix 15

Average Balances, Yields & Rates - Quarterly

(in thousands)	Q3 2017		Q2 2017		Q3 2016	
	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate	Avg. Bal.	Yield Rate
Assets						
Securities	$ 86,087	1.57%	$ 65,049	1.77%	$ 26,615	3.52%
Liquidity assets	2,588,998	1.25%	2,424,594	1.04%	3,561,356	.51%
Loans held for sale	1,009,703	3.88%	845,623	3.91%	430,869	3.38%
LHI, mortgage finance	4,847,530	3.46%	3,805,831	3.52%	4,658,804	3.13%
LHI	14,427,980	4.92%	13,718,739	4.72%	12,591,561	4.34%
Total LHI, net of reserve	19,102,736	4.59%	17,353,613	4.50%	17,082,279	4.05%
Total earning assets	22,787,524	4.17%	20,688,879	4.06%	21,101,119	3.44%
Total assets	$23,501,302		$21,320,976		$21,689,559	
Liabilities and Stockholders' Equity						
Total interest bearing deposits	$ 10,260,243	.87%	$ 9,416,731	.70%	$ 8,980,744	.40%
Other borrowings	1,821,837	1.25%	1,456,737	1.00%	1,607,613	.46%
Total long-term debt	394,662	5.15%	394,573	5.16%	394,301	4.99%
Total interest bearing liabilities	12,476,742	1.06%	11,268,041	.90%	10,982,658	.57%
Demand deposits	8,764,263		7,863,402		8,849,725	
Total deposits	19,024,506	.47%	17,280,133	.38%	17,830,469	.20%
Stockholders' equity	2,143,299		2,086,880		1,722,035	
Total liabilities and stockholders' equity	$23,501,302	.56%	$21,320,976	.48%	$21,689,559	.29%
Net interest margin		**3.59%**		**3.57%**		**3.14%**
Total deposits and borrowed funds	**$20,846,343**	**.54%**	**$18,736,870**	**.43%**	**$19,438,082**	**.22%**

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TEXAS CAPITAL BANCSHARES, INC.

Average Balance Sheet - Quarterly 17 (in thousands) QTD Average Q3/Q2 % Change YOY % Change Q3 2017 Q2 2017 Q3 2016 Total assets $23,501,302 $21,320,976 $21,689,559 10% 8% Loans held for sale 1,009,703 845,623 430,869 19% 134% Loans held for investment 14,427,980 13,718,739 12,591,561 5% 15% Loans held for investment, mortgage finance 4,847,530 3,805,831 4,658,804 27% 4% Total loans held for investment 19,275,510 17,524,570 17,250,365 10% 12% Total loans 20,285,213 18,370,193 17,681,234 10% 15% Liquidity assets 2,588,998 2,424,594 3,561,356 7% (27)% Demand deposits 8,764,263 7,863,402 8,849,725 11% (1)% Total deposits 19,024,506 17,280,133 17,830,469 10% 7% Stockholders’ equity 2,143,299 2,086,880 1,722,035 3% 24%

Period End Balance Sheet 18 (in thousands) Period End Q3/Q2 % Change YOY % Change Q3 2017 Q2 2017 Q3 2016 Total assets $24,400,998 $23,119,713 $22,216,388 6% 10% Loans held for sale 955,983 846,017 648,684 13% 47% Loans held for investment 14,828,406 14,280,353 12,662,394 4% 17% Loans held for investment, mortgage finance 5,642,285 5,183,600 4,961,159 9% 14% Total loans held for investment 20,470,691 19,463,953 17,623,553 5% 16% Total loans 21,426,674 20,309,970 18,272,237 5% 17% Liquidity assets 2,357,537 2,142,658 3,471,074 10% (32)% Demand deposits 8,263,202 8,174,830 8,789,740 1% (6)% Total deposits 19,081,257 17,292,223 18,145,123 10% 5% Stockholders’ equity 2,158,363 2,100,553 1,725,782 3% 25%